Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333 —169101, No. 333-147099, No. 333-174494 and No. 333-174500) and Form S-8 (No. 333-138449) of Danaos Corporation of our report dated March 10, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.  We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/PricewaterhouseCoopers S.A.

Athens, Greece

March 10, 2015